As filed with the Securities and Exchange Commission on September 30, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIANT ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	39-1380265
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4902 N. Biltmore Lane

Madison, Wisconsin 53718

(608) 458-3311

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

with a copy to:
F. J. Buri	Benjamin F. Garmer, III, Esq.
Corporate Secretary	Jay O. Rothman, Esq.
Alliant Energy Corporation	Foley & Lardner LLP
4902 North Biltmore Lane	777 East Wisconsin Avenue
Madison, Wisconsin 53718	Milwaukee, Wisconsin 53202
(608) 458-3311	(414) 271-2400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value, with attached Common Share Purchase Rights (1)	(3)	(3)
Senior Notes
Warrants
Stock Purchase Contracts
Stock Purchase Units (2)

(1)	The common share purchase rights are attached to and traded with the shares of common stock being registered. The value attributable to the common share purchase rights, if any, is reflected in the value attributable to the common stock.
(2)	Each stock purchase unit consists of (a) a stock purchase contract under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of common stock and (b) common stock, senior notes, other stock purchase contracts or debt obligations of third parties securing the holder’s obligation to purchase or sell the securities subject to the stock purchase contract. No separate consideration will be received for the stock purchase contract or the related pledged securities.
(3)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In reliance on Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. In addition, securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.

PROSPECTUS

Alliant Energy Corporation

Common Stock, Senior Notes,

Warrants, Stock Purchase Contracts and Stock Purchase Units

We may offer and sell from time to time securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering. This prospectus provides you with a general description of the securities we may offer.

We may offer and sell the following securities:

•	common stock;

•	senior notes, which may be convertible into our common stock;

•	warrants to purchase common stock; and

•	stock purchase contracts and stock purchase units.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any supplement and any other offering material carefully before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus or other offering materials will provide the specific terms of the plan of distribution.

In addition, selling shareowners to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareowners.

Our common stock is listed on the New York Stock Exchange under the symbol “LNT.”

Investment in our securities involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and in any prospectus supplement or other offering material or in such other document we refer you to in any prospectus supplement or other offering material for a discussion of certain risks that prospective investors should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 30, 2009.

ABOUT THIS PROSPECTUS

References in this prospectus to “we ,” “us” and “our” refer to Alliant Energy Corporation. References to “common stock” refer to our common stock, $.01 par value per share, and the attached common share purchase rights.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus, and one or more of our shareowners may sell our common stock, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any other offering material. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus, any supplement to this prospectus or any other offering material, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus, any prospectus supplement and/or any other offering material, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as “expect,” “intend,” “believe,” “anticipate,” “estimate,” “plan” or “objective” or other similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under “Risk Factors” in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus, any prospectus supplement and/or other offering material. Numerous important factors described in this prospectus, any prospectus supplement and/or other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or other offering material, could affect these statements and could cause actual results to differ materially from our expectations. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ALLIANT ENERGY CORPORATION

We are an energy-services provider that operates as a regulated investor-owned public utility holding company. Our primary focus is to provide regulated electricity and natural gas service to customers in the Midwest through our two public utility subsidiaries, Interstate Power and Light Company, or IPL, and Wisconsin Power and Light Company, or WPL. We also have non-regulated operations. Our utility business is engaged principally in:

•	the generation and distribution of electric energy in selective markets in Iowa, southern and central Wisconsin and southern Minnesota;

•	the distribution and transportation of natural gas in selective markets in Iowa, southern and central Wisconsin and southern Minnesota; and

•	the provision of various other energy-related products and services.

We are a “holding company” under the Public Utility Holding Company Act of 2005 and are subject to regulation by the Federal Energy Regulatory Commission, or the FERC, under that Act.

Our principal executive offices are located at 4902 North Biltmore Lane, Madison, Wisconsin 53718, and our telephone number is (608)  458-3311.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods presented:

Year Ended December 31,					Six Months Ended June 30,
2004	2005	2006	2007	2008	2009
2.08x	(1)	3.32x	4.47x	3.07x	1.90x

(1)	For the year ended December 31, 2005, earnings as defined were inadequate to cover fixed charges, and the ratio of earnings to fixed charges therefore has not been presented for that period. The coverage deficiency necessary for the ratio of earnings to fixed charges to equal 1.00x (one-to-one coverage) was $47.1 million for the year ended December 31, 2005.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or other offering materials, the net proceeds from the sale of the securities will be used for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF COMMON STOCK

The following description of our common stock summarizes material terms and provisions that apply to the common stock. The summary is subject to and qualified in its entirety by reference to our articles of incorporation, our bylaws and our rights agreement, which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our articles of incorporation provide that we have authority to issue 240,000,000 shares of common stock, $0.01 par value per share. We do not have the authority under our articles of incorporation to issue shares of preferred stock.

Common Stock

Our common stock is entitled to such dividends as our board of directors may declare from time to time in accordance with applicable law. Our ability to pay dividends is dependent upon a number of factors, including the ability of our subsidiaries to pay dividends. Our utility subsidiaries each have restrictions on the payment of dividends on their common stock based on the terms of their outstanding preferred stock and regulatory restrictions applicable to them.

Only holders of our common stock will be entitled to vote for the election of members to our board of directors and on all other matters. Holders of our common stock are entitled to one vote per share of common stock held by them on all matters properly submitted to a vote of shareowners, subject to Section 180.1150 of the Wisconsin Business Corporation Law. See “– Statutory and Bylaw Provisions.” Shareowners have no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting power are able to elect all of the directors to be elected. Our board of directors is divided into three classes, with staggered terms of three years each.

All shares of common stock are entitled to participate equally in distributions in liquidation. Holders of common stock have no preemptive rights to subscribe for or purchase our shares. There are no conversion rights, sinking fund or redemption provisions applicable to our common stock.

Common Share Purchase Rights

We have entered into a rights agreement pursuant to which each outstanding share of our common stock has attached a right to purchase one-half of one share of our common stock. A right will also attach to each share of common stock that we subsequently issue prior to the expiration of the rights agreement. Under circumstances described below, the rights will entitle the holder of the rights to purchase additional shares of common stock. In this prospectus and any accompanying prospectus supplement, unless the context requires otherwise, all references to our common stock include the accompanying rights.

Currently, the rights are not exercisable and trade with the common stock. If the rights become exercisable, each full right, unless held by a person or group that beneficially owns more than 15% of our outstanding common stock, will initially entitle the holder to purchase one half of one share of our common stock at a purchase price of $110 per full share, or $55 per half share, subject to adjustment. The rights will become exercisable only if a person or group has acquired, or announced an intention to acquire, 15% or more of our outstanding common stock. Under some circumstances, including the existence of a 15% acquiring party, each holder of a right, other than the acquiring party, will be entitled to purchase at the right’s then-current exercise price, shares of our common stock having a market value of two times the exercise price. If another corporation acquires us after a party acquires 15% or more of our common stock, each holder of a right will be entitled to receive the acquiring corporation’s common shares having a market value of two times the exercise price. The rights may be redeemed at a price of $0.001 per right until a party acquires 15% or more of our common stock and, after that time, may be exchanged for one share of our common stock per right until a party acquires 50% or more of our common stock. The rights expire on December 11, 2018, subject to extension. Under the rights agreement, our board of directors may reduce the thresholds applicable to the rights from 15% to not less than 10%. The rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on our earnings.

The rights have certain anti-takeover effects, in that they could have the effect of delaying, deferring or preventing a change of control of our company by causing substantial dilution to a person or group that attempts to acquire a significant interest in our company on terms not approved by our board of directors.

Statutory and Bylaw Provisions

Provisions of Wisconsin law and our bylaws might also discourage some types of transactions that involve an actual or threatened change of control of our company.

Section 196.795(3) of the Wisconsin Statutes provides that no person may hold or acquire, directly or indirectly, more than 10% of the outstanding securities of a public utility holding company such as us without the approval of the Public Service Commission of Wisconsin, or the PSCW.

Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of public Wisconsin corporations, such as us, held by any person or persons acting as a group in excess of 20% of the corporation’s voting power is limited to 10% of the full voting power of those shares, unless full voting power of those shares has been restored pursuant to a vote of shareowners. Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law contain some limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations, such as us, and a significant shareowner, unless the board of directors of the corporation approves either the business combination or the purchase of shares that causes the shareowner to become a significant shareowner before such purchase occurs.

Similarly, Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to some business combinations, unless specified minimum price and procedural requirements are met. Following commencement of a takeover offer, Section 180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on share repurchases effected at a premium to the market and on asset sales by the corporation, unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

In addition, our bylaws establish a procedure that shareowners seeking to call a special meeting of shareowners must satisfy. This procedure involves notice to us, the receipt by us of written demands for a special meeting from holders of 10% or more of the issued and outstanding shares of common stock, a review of the validity of such demands by an independent inspector appointed by us and the fixing of the record and meeting dates by our board of directors. In addition, shareowners demanding such a special meeting must deliver to us a written agreement to pay the costs incurred by us in holding a special meeting, including the costs of preparing and mailing the proxy materials for our solicitation of proxies for use at such meeting, in the event such shareowners are unsuccessful in their proxy solicitation.

Our bylaws also provide our board of directors with discretion in postponing shareowner meetings, including, within certain limits, special meetings of shareowners. Additionally, our chairman or board of directors (acting by resolution) may adjourn a shareowner meeting at any time prior to the transaction of business at such meeting, within certain limits. Our bylaws also contain strict time deadlines and procedures applicable to shareowners seeking to nominate a person for election as a director or to otherwise bring business before a meeting.

DESCRIPTION OF SENIOR NOTES

The following description of the senior notes, or notes, sets forth the material terms and provisions of senior notes to which any prospectus supplement and/or other offering material may relate. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the senior notes indenture between us and Wells Fargo Bank, National Association, as trustee, as supplemented by one or more supplemental indentures, board resolutions or officer’s certificates establishing the notes of each series. We filed the indenture as an exhibit to the Registration Statement on Form S-3 we filed with the SEC on September 30, 2009, and we refer to this indenture, as supplemented from time to time, as the indenture. The terms of the notes will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the 1939 Act.

The particular terms of the notes offered by any prospectus supplement and/or other offering material and the extent, if any, to which the provisions described in this prospectus may apply to the offered notes will be described in the prospectus supplement and/or other offering material relating to the offered notes.

General

The notes will be issued as unsecured debt securities under the indenture and will rank equally with all of our other unsecured and unsubordinated debt. The notes will be effectively subordinated to all of our secured debt. The indenture does not limit the aggregate principal amount of notes that may be issued under the indenture and provides that notes may be issued from time to time in one or more series pursuant to the terms of one or more supplemental indentures, board resolutions or officer’s certificates pursuant to a supplemental indenture or a board resolution. The indenture gives us the ability to reopen a previous issue of notes and issue additional notes of such series, unless otherwise provided.

Provisions of a Particular Series

The prospectus supplement applicable to each series of notes will specify, among other things:

•	the title of such notes;

•	any limit on the aggregate principal amount of such notes which may be authenticated and delivered under the indenture;

•

the person to whom interest on a note of the series shall be payable if other than the person in whose name that note is registered at the close of business on the regular record date for such interest;

•

the date or dates on which the principal of such notes is payable or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any such extension;

•

the rate or rates at which such notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and our right, if any, to extend the interest payment periods and the duration of any such extension;

•	the place or places where the principal of, premium, if any, and interest, if any, on such notes shall be payable;

•

the methods by which (i) registration of transfer of such notes and exchanges of such notes may be effected, and by which (ii) notices and demands to or upon us in respect of such notes and the indenture may be made, given, furnished, filed or served;

•	the note registrar and paying agent or agents for such notes and, if such is the case, a statement that the principal of such notes will be payable without presentment or surrender of the notes;

•

if the time for giving redemption notices for such notes is different from that provided in the indenture, such different time, and the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which such notes may be redeemed, in whole or in part, at our option, as well as any restrictions on such redemptions;

•

our obligation(s), if any, to redeem, purchase or repay such notes pursuant to any sinking fund or analogous provision or at the option of a holder and the terms and conditions upon which such notes will be so redeemed, purchased or repaid, as well as any applicable exceptions to the indenture provisions relating to notices of redemption in the case of mandatory redemption or redemption or repayment at the option of a holder;

•	the denominations in which such notes shall be issuable;

•

the currency or currencies, including composite currencies, in which the principal, premium, if any, and interest if any, on such notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•

if the principal, premium, if any, or interest, if any, on such notes are to be payable, at our election or at the election of a holder, in a coin or currency other than that in which such notes are stated to be payable: (i) the coin or currency in which any such payment will be payable and (ii) the period(s) within which, and the terms upon which, such election may be made;

•

if the principal, premium, if any, or interest, if any, on such notes are to be payable, or are to be payable at our election or at the election of a holder, in securities or other property, the type and amount of such securities or other property, or the method by which such amount shall be determined, and the period(s) within which, and terms upon which, such election may be made;

•	if the amount payable in respect of principal of or any premium or interest on any notes may be determined with reference to an index or formula, the manner in which such amount will be determined;

•

any deletions from, modifications of or additions to the events of default or covenants as provided in the indenture pertaining to such notes, and any change in the rights of the trustee or holders pursuant to a supplemental indenture;

•	any additions to the definitions set forth in the indenture with respect to such notes;

•

whether such notes shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged for certificated notes of such series and of like tenor of any authorized denomination and the circumstances under which such exchange may occur, if other than as provided in the indenture; the depositary for such global security or securities if other than The Depository Trust Company; and the form of any legend(s) to be borne by any such global security or securities in addition to or in lieu of the legend provided in the indenture;

•

any limitations on the rights of the holders of such notes to transfer or exchange such notes or to obtain registration of transfer of such notes; and if a service charge will be made for the registration of transfer or exchange of such notes, the amount or terms of the service charge;

•	any restriction or condition on the transferability of such notes;

•	if other than the entire principal amount, the portion of the principal amount of such notes payable upon declaration of acceleration of maturity;

•	the terms, if any, pursuant to which such notes may be converted into or exchanged for our or another person’s shares of capital stock or other securities;

•

if such notes are denominated in a currency other than U.S. dollars or in a composite currency, the obligations or instruments, if any, which may be deposited in connection with a satisfaction and discharge, and any additional or alternative provisions for the reinstatement of our indebtedness in respect of such notes after satisfaction and discharge as provided in the indenture;

•	any exception to the indenture provisions relating to legal holidays or variation in the definition of “business day” with respect to such notes;

•	any non-applicability of the limitation on liens contained in the indenture to the notes of such series or any exceptions or modifications to the limitation on liens with respect to such notes; and

•	any other terms of such notes.

The indenture does not contain provisions that afford holders of notes protection in the event of a highly leveraged transaction involving us.

Registration and Transfer

We will not be required to (i) issue, register the transfer of or exchange notes of any series during a period of 15 days immediately preceding the date notice is given identifying the notes of such series called for redemption, or (ii) issue, register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

Payment and Paying Agent

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of any notes will be made only against surrender to the paying agent of such notes. Principal of and interest on notes will be payable, subject to any applicable laws and regulations, at the office of such paying agent or paying agents as we may designate from time to time. Payment of interest on notes on any interest payment date will be made to the person in whose name the notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

Unless otherwise indicated in an applicable prospectus supplement, the trustee will act as paying agent with respect to the notes. We may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts.

All moneys paid by us to a paying agent for the payment of the principal of (and premium, if any) or interest on the notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to us, upon request and subject to applicable abandoned property laws, and the holder of such notes will from that time forward look only to us for payment of such principal, premium and interest.

Limitation on Liens

Unless otherwise specified in a prospectus supplement for notes of a series, the following covenant will apply to the notes of that series.

So long as any notes remain outstanding, we will not secure any indebtedness with a lien on any shares of the capital stock of any of our significant subsidiaries, which shares of capital stock we directly or indirectly own from the date of the indenture or thereafter, unless we equally and ratably secure all notes. However, this restriction does not apply to or prevent:

(1)

(i) liens upon capital stock later acquired, directly or indirectly, by us to secure (A) the purchase price of such capital stock or (B) indebtedness incurred solely for the purpose of financing the acquisition of any such capital stock, (ii) liens existing on any such capital stock at the time of acquisition, and

(iii) extensions, renewals or replacements of any of the foregoing, provided that in connection with clause (iii), the principal amount of indebtedness so secured shall be for the same or a lesser principal amount of the indebtedness secured by the lien and no such lien shall extend to or cover any capital stock other than the capital stock being acquired or to more than the same proportion of all shares of capital stock as was covered by the lien that was extended, renewed or replaced; or

(2)	attachment, judgment or other similar liens arising in connection with court proceedings, provided that the execution or other enforcement of such liens is effectively stayed and (i) the claims secured by the lien are being actively contested in good faith by appropriate proceedings or (ii) payment of the claims is covered in full (subject to customary deductible amounts) by insurance maintained with responsible insurance companies.

Liens on any shares of the capital stock of any of our significant subsidiaries, other than liens described in (1) and (2) above, are referred to in this prospectus as “restricted liens.” The foregoing limitations do not apply to the extent that we create any restricted liens to secure indebtedness that, together with all of our other indebtedness secured by restricted liens, does not at the time exceed 10% of our consolidated net tangible assets, as determined by us as of a month end not more than 90 days prior to the closing or consummation of the proposed transaction.

For this purpose, “indebtedness” applied to any person means (i) any liability of such person (A) for borrowed money, or under any reimbursement obligation relating to a letter of credit (other than trade letters of credit) issued to support indebtedness or obligations of such person or others of the kinds referred to in this definition, or (B) evidenced by a bond, note, debenture or similar instrument, or (C) for payment obligations arising under any conditional sale or other title retention arrangement (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind, or (D) for the payment of money relating to a capitalized lease obligation; (ii) any liability of others described in the preceding clause (i) that such person has guaranteed or that is otherwise its legal liability; and (iii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) and (ii) above.

For this purpose, “consolidated net tangible assets” means the total amount of our assets determined on a consolidated basis in accordance with generally accepted accounting principles, or GAAP, less (i) the sum of our consolidated current liabilities determined in accordance with GAAP and (ii) the amount of our consolidated assets classified as intangible assets determined in accordance with GAAP, including but not limited to, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and regulatory assets carried as an asset on our consolidated balance sheet.

For this purpose, “significant subsidiary” means any direct, majority owned subsidiary of us that is a “significant subsidiary” as defined in Regulation S-X promulgated by the SEC.

Regulations prohibit or restrict the encumbrance or pledge of public utility assets for the benefit of an associated company. Any pledge of WPL’s common stock to secure the notes could require approval of the FERC or the PSCW. Any pledge of IPL’s common stock to secure the notes could require approval of the FERC or the Minnesota Public Utilities Commission, or MPUC. Even with a valid pledge of IPL’s or WPL’s common stock, foreclosure under the indenture may be subject to applicable regulatory requirements, including approval by each of the FERC, the PSCW or the MPUC, if foreclosure or the sale of the pledged IPL or WPL common stock may constitute a transfer of control of IPL or WPL. Applicable law gives each of the FERC, the PSCW and the MPUC broad discretion to define “control” for these purposes, and any such determination would depend upon the facts and circumstances existing at the time. Accordingly, the ability to foreclose on and dispose of IPL or WPL common stock may be restricted or delayed by applicable regulatory requirements.

Consolidation, Merger and Sale

We may not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•

such other corporation or person is a corporation organized and existing under the laws of the U.S, any State in the U.S. or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the trustee, the payment of the principal of (and premium, if any) and interest on all the notes and the performance of every covenant of the indenture on our part to be performed or observed;

•

immediately after giving effect to such transactions, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization; provided that the amount of our indebtedness is not increased; and provided, further that the successor assumes all of our obligations under the indenture.

Modification

The indenture contains provisions permitting us and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding notes of each series that is affected, to modify the indenture or the rights of the holders of the notes of such series; provided that no such modification may, without the consent of the holder of each outstanding note that is affected:

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change the stated maturity of the principal of, or any installment of principal of or interest on, any note, or reduce the principal amount of any note or the rate of interest on any note or any premium payable upon the redemption of any note, or change the method of calculating the rate of interest of any note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any note (or, in the case of redemption, on or after the redemption date); or

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reduce the percentage of principal amount of the outstanding notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences) provided for in the indenture; or

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modify any of the provisions of the indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any percentage vote required for such an amendment or supplemental indenture or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each affected holder of an outstanding note.

In addition, we and the trustee may execute, without the consent of any holders of notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of notes.

Events of Default

The indenture provides that any one or more of the following described events with respect to the notes of any series, which has occurred and is continuing, constitutes an “event of default” with respect to the notes of such series:

•	failure for 30 days to pay interest on the notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption; or

•	failure to pay principal or premium, if any, or interest on the notes of such series when due at maturity or upon earlier redemption; or

•	failure for 30 business days to deposit any sinking fund payment when due by the terms of a note of such series; or

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failure to observe or perform any other covenant or warranty of ours in the indenture (other than a covenant or warranty which has expressly been included in the indenture solely for the benefit of one or more series of notes other than such series) for 90 days after written notice to us from the trustee or the holders of at least 33% in principal amount of the outstanding notes of such series; or

•	certain events of bankruptcy, insolvency or reorganization of us; or

•	any other event of default specified by us pursuant to the indenture with respect to notes of that series.

The holders of not less than a majority in aggregate outstanding principal amount of the notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the notes of such series. If an event of default occurs and is continuing with respect to the notes of any series, then the trustee or the holders of not less than 33% in aggregate outstanding principal amount of the notes of such series may declare the principal amount of the notes due and payable immediately by notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in the indenture, the holders of not less than a majority in aggregate outstanding principal amount of the notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and we have paid or deposited with the trustee a sum sufficient to pay all matured installments of interest and principal (and premium, if any) due otherwise than by acceleration and all sums paid or advanced by the trustee, including reasonable compensation and expenses of the trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the notes of any series, on behalf of the holders of all the notes of such series, may waive any past default with respect to such series, except (i) a default in the payment of principal (or premium, if any) or interest or (ii) a default in respect of a covenant or provision which as provided under the indenture cannot be modified or amended without the consent of the holder of each outstanding note of such series affected.

Satisfaction and Discharge

We will be discharged from our obligations on the notes of any series, or any portion of the principal amount of the notes of any series, if we irrevocably deposit with the trustee sufficient cash or eligible obligations (or a combination of both) to pay the principal, or portion of principal, premium, if any, and interest, if any, due and to become due, and deliver to the trustee:

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a company order stating that the money and eligible obligations deposited in accordance with the indenture shall be held in trust and certain opinions of counsel and of an independent public accountant;

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if such deposit shall have been made prior to the maturity of the notes of the series, an officer’s certificate stating our intention that, upon delivery of the officer’s certificate, our indebtedness in respect of those notes, or the portions thereof, will have been satisfied and discharged as contemplated in the indenture; and

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an opinion of counsel to the effect that, as a result of a change in law or a ruling of the U.S. Internal Revenue Service issued after the date of issuance of such notes, the holders of the notes of the series, or portions thereof, will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the satisfaction and discharge of our indebtedness and will be subject to U.S. federal income tax on the same amounts, at the same times and in the same manner as if we had not so satisfied and discharged our indebtedness.

For this purpose, “eligible obligations” for U.S. dollar-denominated notes, means securities that are direct obligations of, or obligations the full and timely payment of which are unconditionally guaranteed by, the U.S, entitled to the benefit of the full faith and credit thereof, or depository receipts issued by a bank as custodian with respect to these obligations or any specific interest, principal or other payments due in respect thereof held by the custodian for the account of the holder of a depository receipt.

In the event that all of the conditions set forth above have been satisfied for any series of notes, or portions thereof, except that, for any reason, we have not delivered the officer’s certificate and opinion described in the second and third bulleted items above, the holders of those notes will no longer be entitled to the benefits of certain of our covenants under the indenture, including the covenant described above in “– Limitation on Liens.” Our indebtedness under those notes, however, will not be deemed to have been satisfied and discharged prior to maturity, and the holders of those notes may continue to look to us for payment of the indebtedness represented by those notes.

The indenture will be deemed satisfied and discharged when no notes remain outstanding and we have paid all other sums payable by us under the indenture and delivered an officer’s certificate and opinion of counsel to the trustee stating that the conditions to satisfaction and discharge contained in the indenture have been met. All moneys we pay to the trustee or any paying agent on notes which remain unclaimed at the end of two years after payments have become due will be paid to us (or, discharged if the notes are then held by us) upon request, subject to applicable abandoned property laws. Thereafter, the holder of those notes may look only to us for payment and not the trustee or any paying agent.

Information Concerning the Trustee

The trustee, prior to an event of default with respect to notes of any series, undertakes to perform, with respect to notes of such series, only such duties as are specifically set forth in the indenture and, in case an event of default with respect to notes of any series has occurred and is continuing, shall exercise, with respect to notes of such series, such of the rights and powers vested in it by the indenture, and use the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of notes of any series, unless offered reasonable security and indemnity by such holder against the costs, expenses and liabilities which might be incurred by the trustee. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The trustee may decline to follow any such direction from a holder if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the notes of such series not joining in such direction.

Pursuant to the 1939 Act, if a default occurs with respect to notes of any series, the trustee may be required to resign as trustee under the indenture if it has a conflicting interest (as defined in the 1939 Act), unless the default is cured, duly waived or otherwise eliminated within 90 days.

We and certain of our subsidiaries may maintain deposit accounts and banking relationships with the trustee. The trustee and certain of its affiliates may also serve as trustee under other indentures pursuant to which our securities and certain of our subsidiaries are outstanding.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Global Securities

We will issue the notes in whole or in part in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global securities may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

We have provided the following descriptions of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC, Euroclear or Clearstream directly to discuss these matters.

DTC has advised us that:

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DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934;

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DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

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Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We expect that under procedures established by DTC:

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Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

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Ownership of the notes will be shown on, and the transfer of ownership of the notes will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

Investors in the global securities who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global securities who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream may hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as depository of Clearstream. All interests in the global securities, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global security for all purposes under the applicable indenture and under the notes. Except as described below, owners of beneficial interests in a global security will not be entitled to have notes represented by that global security registered in their names, will not receive or be entitled to receive the notes in the form of a physical certificate and will not be considered the owners or holders of the notes under the applicable indenture or under the notes, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of notes under the applicable indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s records relating to the notes or relating to payments made by DTC on account of the notes, or any responsibility to maintain, supervise or review any of DTC’s records relating to the notes.

We will make payments (including principal, premium, if any, and interest) on the notes represented by the global securities to DTC or its nominee, as the registered owner of the notes, by wire transfer of immediately available funds to the accounts specified by the registered owner of the notes. We expect that when DTC or its nominee receives any payment on the notes represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global securities for certificated securities, and to distribute such securities to its participants.

Initial settlement for the notes will be made in immediately available funds. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. The notes represented by the global securities are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global securities by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

We will issue certificated notes to each person that DTC identifies as the beneficial owner of notes represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

•	An event of default with respect to the notes has occurred and is continuing; or

•	We decide not to have the notes represented by a global security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the notes to be issued.

We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of senior notes, common stock or other securities. Warrants may be issued independently or together with senior notes, common stock or other securities offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

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the designation, aggregate principal amount, currencies, denominations and terms of the series of senior notes purchasable upon exercise of warrants to purchase senior notes and the price at which such senior notes may be purchased upon such exercise;

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the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

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the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants will commence and the date on which such right will expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the number of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of senior notes or such number of shares of common stock or other securities at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase senior notes, common stock or other securities, holders of such warrants will not have any of the rights of holders of senior notes, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the senior notes purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per security and the number of securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and senior notes, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock or other securities, we will include in the prospectus supplement and/or other offering material relating to the offering information about the issuer of the debt obligations. Specifically, if the issuer has a class of securities registered under the Securities Exchange Act of 1934 and is either eligible to register its securities on Form S-3 under the Securities Act of 1933 or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt obligations.

SELLING SHAREOWNERS

We may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareowners to be named in a prospectus supplement. We may register these shares to permit selling shareowners to resell their shares when they deem appropriate. A selling shareowner may resell all, a portion or none of such shareowner’s shares at any time and from time to time. Selling shareowners may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933. We do not know when or in what amounts the selling shareowners may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareowner under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareowners, other than underwriting fees, discounts or commissions which will be borne by the selling shareowners. We will provide you with a prospectus supplement naming the selling shareowners, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by each selling shareowner.

PLAN OF DISTRIBUTION

We may sell our securities, and any selling shareowner may sell shares of our common stock, in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us or any selling shareowners to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any selling shareowners, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareowners may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, selling shareowners may be subject to the prospectus delivery requirements of the Securities Act of 1933.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or any selling shareowner or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities, and any selling shareowner will sell shares of our common stock to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold. In addition, any selling shareowner may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

Offers to purchase securities may be solicited directly by us or any selling shareowner and the sale thereof may be made by us or any selling shareowner directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof.

Any selling shareowners may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933 in reliance upon Rule 144 under the Securities Act of 1933 provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act of 1933 or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling shareowner to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may pay all expenses incurred with respect to the registration of the shares of common stock owned by any selling shareowners, other than underwriting fees, discounts or commissions, which will be borne by the selling shareowners. We or any selling shareowner may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We or any selling shareowner may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or any selling shareowner or borrowed from us, any selling shareowner or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareowner in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Additionally, any selling shareowner may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareowner. Any selling shareowner also may sell shares short and redeliver shares to close out such short positions. Any selling shareowner may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling shareowner also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareowner’s securities or in connection with the offering of other securities not covered by this prospectus.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling shareowner. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us or any selling shareowner may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries or any selling shareowner in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 1-9894). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our reports, proxy and information statements, and other SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

•	our Current Reports on Form 8-K dated February 11, 2009, April 22, 2009, June 26, 2009, July 7, 2009, July 23, 2009, September 16, 2009 and September 28, 2009;

•	the description of our common stock contained in our Registration Statement on Form 8-B, dated April 1, 1988, and any amendment or report updating that description; and

•

the description of our common share purchase rights contained in our Registration Statement on Form 8-A, dated January 20, 1999, as amended by Amendment No. 1 on Form 8-A/A, dated December 11, 2008, and any other amendment or report updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You may obtain copies of documents incorporated by reference in this prospectus, at no cost, by request directed to us at the following address or telephone number:

Alliant Energy Corporation

4902 North Biltmore Lane

Madison, Wisconsin 53718

Attention: F. J. Buri

Corporate Secretary

(608) 458-3311

You can also find these filings on our website at www.alliantenergy.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Alliant Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting standards) and the effectiveness of Alliant Energy Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby are currently anticipated to be as follows (all amounts are estimated). All expenses of the offering will be paid by Alliant Energy Corporation (the “Company”).

	Amount
Securities and Exchange Commission registration fee		(1)
Printing expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent’s fees and expenses)		(2)

Total	$

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.
(2)	An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Pursuant to the provisions of the Wisconsin Business Corporation Law and Article VIII of the Company’s Bylaws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareowners in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareowners or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

The indemnification provided by the Wisconsin Business Corporation Law and the Company’s Bylaws is not exclusive of any other rights to which a director or officer of the Company may be entitled. The Company also carries directors’ and officers’ liability insurance.

Item 16.	Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index, which is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on September 30, 2009.

ALLIANT ENERGY CORPORATION

By:	/s/ William D. Harvey
William D. Harvey
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on September 30, 2009.

Signature	Title

/s/ William D. Harvey William D. Harvey	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Patricia L. Kampling Patricia L. Kampling	Vice President-Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Thomas L. Hanson Thomas L. Hanson	Vice President-Controller and Chief Accounting Officer (Principal Accounting Officer)

* Michael L. Bennett	Director

* Darryl B. Hazel	Director

* Singleton B. McAllister	Director

* Ann K. Newhall	Director

* Dean C. Oestreich	Director

* David A. Perdue	Director

* Judith D. Pyle	Director

* Carol P. Sanders	Director

*By:	/s/ William D. Harvey
William D. Harvey
Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Document Description
1.1	Form of Underwriting Agreement.*

4.1	Restated Articles of Incorporation of Alliant Energy Corporation (“Alliant Energy”), as amended (incorporated by reference to Exhibit 4.1 to Alliant Energy’s Registration Statement on Form S-8, dated July 26, 2004 (Reg. No. 333-117654)).

4.2	Restated Bylaws of Alliant Energy, effective December 6, 2006 (incorporated by reference to Exhibit 3.1 to Alliant Energy’s Current Report on Form 8-K, dated December 6, 2006 (File No. 1-9894)).

4.3	Amended and Restated Rights Agreement, dated as of December 11, 2008, between Alliant Energy and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.1 to Alliant Energy’s Registration Statement on Form 8-A/A, dated December 11, 2008 (File No. 1-9894)).

4.4	Second Amended and Restated Five Year Credit Agreement, dated November 7, 2006, among Alliant Energy and the Banks set forth therein.

4.5	First Amendment, dated March 31, 2009, to Second Amended and Restated Five Year Credit Agreement, dated November 7, 2006, among Alliant Energy and the Banks set forth therein (incorporated by reference to Exhibit 4.1 to Alliant Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (File No. 1-9894)).

4.6	Credit Agreement, dated September 16, 2009, among Alliant Energy, Citibank, N.A. and JPMorgan Chase Bank, N.A.

4.7	Indenture, dated as of November 4, 1999, between Alliant Energy, as Successor Company, and U.S. Bank, National Association, Successor, as Trustee (incorporated by reference to Exhibit 4.1 to Alliant Energy’s Registration Statement on Form S-4 (Reg. No. 333-92859)), and the indentures supplemental thereto dated, respectively, November 4, 1999, February 1, 2000, November 25, 2008 and September 28, 2009 (incorporated by reference to Exhibit 4.2 to Alliant Energy’s Registration Statement on Form S-4 (Reg. No. 333-92859), Exhibit 99.4 to Alliant Energy’s Current Report on Form 8-K dated February 1, 2000 (File No. 1-9894), Exhibit 4.19 to Alliant Energy’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 1-9894) and Exhibit 4.1 to Alliant Energy’s Current Report on Form 8-K dated September 28, 2009 (File No. 1-9894)).

4.8	Second Amended and Restated Five Year Credit Agreement, dated November 7, 2006, among Wisconsin Power and Light Company (“WPL”) and the Banks set forth therein.

4.9	First Amendment, dated March 31, 2009, to Second Amended and Restated Five Year Credit Agreement, dated November 7, 2006, among WPL and the Banks set forth therein (incorporated by reference to Exhibit 4.3 to WPL’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (File No. 0-337)).

4.10	Indenture, dated as of June 20, 1997, between WPL and Wells Fargo Bank, National Association, Successor, as Trustee (incorporated by reference to Exhibit 4.33 to Amendment No. 2 to WPL’s Registration Statement on Form S-3 (Reg. No. 033-60917)).

4.11	Officers’ Certificate, dated as of March 1, 2000, creating WPL’s 7-5/8% debentures due March 1, 2010 (incorporated by reference to Exhibit 4 to WPL’s Current Report on Form 8-K, dated March 1, 2000 (File No. 0-337)).

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Exhibit Number	Document Description
4.12	Officers’ Certificate, dated as of July 28, 2004, creating WPL’s 6.25% debentures due July 31, 2034 (incorporated by reference to Exhibit 4.1 to WPL’s Current Report on Form 8-K, dated July 30, 2004 (File No. 0-337)).

4.13	Officers’ Certificate, dated as of August 8, 2007, creating WPL’s 6.375% debentures due August 15, 2037 (incorporated by reference to Exhibit 4.1 to WPL’s Current Report on Form 8-K, dated August 8, 2007 (File No. 0-337)).

4.14	Officers’ Certificate, dated October 1, 2008, creating WPL’s 7.60% Debentures due October 1, 2038 (incorporated by reference to Exhibit 4.2 to WPL’s Current Report on Form 8-K, dated October 1, 2008 (File No. 0-337)).

4.15	Officers’ Certificate, dated July 7, 2009, creating WPL’s 5.00% Debentures due July 15, 2019 (incorporated by reference to Exhibit 4.2 to WPL’s Current Report on Form 8-K, dated July 7, 2009 (File No. 0-337)).

4.16	Second Amended and Restated Five Year Credit Agreement, dated November 7, 2006, among Interstate Power and Light Company (“IPL”) and the Banks set forth therein.

4.17	First Amendment, dated March 31, 2009, to Second Amended and Restated Five Year Credit Agreement, dated November 7, 2006, among IPL and the Banks set forth therein (incorporated by reference to Exhibit 4.2 to IPL’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (File No. 0-4117-1)).

4.18	Indenture (For Senior Unsecured Debt Securities), dated as of August 1, 1997, between IPL and The Bank of New York Mellon Trust Co., N.A. (formerly known as (f/k/a) The Bank of New York Trust Co., N.A.), successor, as Trustee (incorporated by reference to Exhibit 4(j) to IPL’s Registration Statement on Form S-3, File No. 333-32097).

4.19	Indenture (For Senior Unsecured Debt Securities), dated as of August 20, 2003, between IPL and The Bank of New York Mellon Trust Co., N.A. (f/k/a The Bank of New York Trust Co., N.A.), as Trustee (incorporated by reference to Exhibit 4.11 to IPL’s Registration Statement on Form S-3 (Reg. No. 333-108199)).

4.20	Officers’ Certificate, dated as of March 6, 2001, creating IPL’s 6-3/4% Series B Senior Debentures due March 15, 2011 (incorporated by reference to Exhibit 4 to IPL’s Current Report on Form 8-K, dated March 6, 2001 (File No. 0-4117-1)).

4.21	Officer’s Certificate, dated September 10, 2003, creating IPL’s 5.875% Senior Debentures due September 15, 2018 (incorporated by reference to Exhibit 4.1 to IPL’s Current Report on Form 8-K, dated September 10, 2003 (File No. 0-4117-1)).

4.22	Officer’s Certificate, dated October 14, 2003, creating IPL’s 6.45% Senior Debentures due October 15, 2033 (incorporated by reference to Exhibit 4.1 to IPL’s Current Report on Form 8-K, dated October 14, 2003 (File No. 0-4117-1)).

4.23	Officer’s Certificate, dated May 3, 2004, creating IPL’s 6.30% Senior Debentures due May 1, 2034 (incorporated by reference to Exhibit 4.1 to IPL’s Current Report on Form 8-K, dated May 3, 2004 (File No. 0-4117-1)).

4.24	Officer’s Certificate, dated as of August 2, 2004, reopening IPL’s 6.30% Senior Debentures due May 1, 2034 (incorporated by reference to Exhibit 4.1 to IPL’s Current Report on Form 8-K, dated August 2, 2004 (File No. 0-4117-1)).

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Exhibit Number	Document Description
4.25	Officer’s Certificate, dated as of July 18, 2005, creating IPL’s 5.50% Senior Debentures due July 15, 2025 (incorporated by reference to Exhibit 4 to IPL’s Current Report on Form 8-K, dated July 18, 2005 (File No. 0-4117-1)).

4.26	Officer’s Certificate, dated October 1, 2008, creating IPL’s 7.25% Senior Debentures due October 1, 2018 (incorporated by reference to Exhibit 4.1 to IPL’s Current Report on Form 8-K, dated October 1, 2008 (File No. 0-4117-1)).

4.27	Officer’s Certificate, dated July 7, 2009, creating IPL’s 6.25% Senior Debentures due July 15, 2039 (incorporated by reference to Exhibit 4.1 to IPL’s Current Report on Form 8-K, dated July 7, 2009 (File No. 0-4117-1)).

Pursuant to Item 601(b)(4)(iii) of Regulation S-K, Alliant Energy agrees to furnish to the Securities and Exchange Commission, upon request, any instrument defining the rights of holders of long-term debt not being registered that is not filed as an exhibit to this Registration Statement on Form S-3. No such instrument authorizes securities in excess of 10% of the total assets of Alliant Energy and its subsidiaries on a consolidated basis.

4.28	Senior Note Indenture, dated as of September 30, 2009, between Alliant Energy and Wells Fargo Bank, National Association.

4.29	Form of Senior Notes.*

4.30	Form of Warrant.*

4.31	Form of Warrant Agreement.*

4.32	Form of Stock Purchase Contract.*

5.1	Opinion of Foley & Lardner LLP (including consent of counsel).

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Alliant Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (File No. 1-9894)).

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney.

25.1	Form T-1 Statement of Eligibility of Trustee under the Indenture.

*	To be filed by amendment or under subsequent Current Report on Form 8-K.

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